UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

Advanced Environmental Petroleum Producers, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

_____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 18, 2017, Advanced Environmental Petroleum Producers, Inc. (the “Company” or “AEPP”) entered into an Agreement and Plan of Merger (the “Merger”) for the acquisition of all of the outstanding securities of Oncolix, Inc., a private clinical-stage biotechnology company developing Prolanta™ for the treatment of ovarian cancer (“Oncolix”). The Merger is subject to certain conditions to closing. There can be no assurances that the Merger will close. The Agreement and Plan of Merger is enclosed as Exhibit 2.01 to this Current Report on Form 8-K.

Pursuant to the terms of the Merger, AEPP will issue 71.8 million shares of AEPP common stock for all of the outstanding common stock of Oncolix. The existing shares of AEPP common stock owned by Oncolix will be cancelled in the Merger, resulting in 103.5 million total shares of AEPP common stock issued and outstanding at the closing of the Merger. In addition, AEPP will create a designation of Series A Preferred Stock (substantially identical to the existing designation of Oncolix preferred stock) and issue approximately 62.1 million shares of voting Series A Preferred Stock for all of the outstanding voting Series A Preferred Stock of Oncolix. All of the AEPP capital stock issued to these Oncolix stockholders will be restricted from trading in the public market pursuant to Rule 144 for 12 months following the closing of the Merger.

Each share of Series A Preferred Stock to be issued by AEPP will be convertible into one share of Common Stock, have voting rights, a liquidation preference, and other customary rights and preferences. In addition, the holders of Series A Preferred Stock will have the right to separately elect one member to the Board of Directors of AEPP. The actual number of shares of AEPP Series A Preferred Stock to be issued or AEPP Common Stock to be issued upon conversion may increase if certain anti-dilution provisions are triggered based on the issuance or actual conversion price of other securities.

AEPP will reserve approximately 179 million shares of common stock to be issued upon exercise of options and warrants issued by Oncolix and the conversion of Oncolix convertible debt outstanding as of this date. The convertible debt of Oncolix has demand registration rights for the underlying common stock, and these rights will survive the Merger. The number of shares of AEPP common stock issuable upon exercise or conversion of these securities is subject to adjustment based on the trading price of the AEPP common stock post-closing.

There can be no assurances that the Merger will be consummated. The Board of Directors of AEPP has unanimously approved the Merger, and the majority in interest of the stockholders of Oncolix have approved the Merger. If the Merger closes, AEPP will make significant disclosures regarding the operations and financial position of Oncolix promptly after the closing.

The closing of the Merger is subject to closing conditions set forth in Article V of the Merger agreement.

Item 3.03 Material Modification to Rights of Security Holders

Immediately prior to the closing of the Merger, assuming the conditions to closing are met, AEPP will file Articles of Amendment to its Articles of Incorporation (the “Articles”) to create a designation of Series A Preferred Stock (substantially identical to the existing designation of Oncolix preferred stock).

The Articles will provide that each share of Series A Preferred Stock issued by AEPP will be convertible into one share of Common Stock (subject to adjustment for anti-dilution provisions), have voting rights, a liquidation preference, and other customary rights and preferences. In addition, the holders of Series A Preferred Stock will have the right to separately elect one member to the Board of Directors of AEPP.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Item 3.03 of this Current Report on Form 8-K for proposed changes to the Articles of Incorporation of the Company.

Item 7.01 Regulation FD Disclosure

On July 24, 2017, Advanced Environmental Petroleum Producers, Inc. (the “Company”) issued a press release announcing the approval of the Board of Directors of AEPP and the majority in interest of the stockholders of Oncolix of the Merger in which the Company will acquire all of the outstanding capital stock of Oncolix and assume of options and warrants to acquire Oncolix capital stock and debt convertible into capital stock. The Merger is subject to certain conditions to closing, which involve certain uncertainties. There can be no assurances that the Merger will close. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information set forth in this Current Report on Form 8-K relating to the press release attached to this Current Report as Exhibit 99.1 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing. This Item 7.01 on Form 8-K and the press release attached to this Current Report will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Forward-looking statements

This Current Report on Form 8-K and the press release above may contain forward‐looking statements about the business, financial condition and prospects of the Company. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “goal,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, by discussions of strategy or objectives, as well as to whether any merger transaction will close, and the final terms of the merger including approximate issuance of Company capital stock in any such transaction, as such issuances are subject to adjustment based on the trading price of the Company common stock post-closing. Forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in the press release include, without limitation, the specific terms, plans and intentions of the Company regarding its agreement with the stockholders and debtholders of Oncolix, the uncertainty regarding the closing of any transaction, the availability of financing for such transaction and the future operations of the Company, and other matters.

Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate or that the Company will close any transaction with the Oncolix shareholders (whether on the terms set forth therein or any other terms). Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in the press release speak only as of the date of the press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in the press release. Investors are urged to consider closely the disclosures in our Forms 10-K, 10-Q, 8-K and other filings with the SEC, which can be electronically accessed from the SEC's website at http://www.sec.gov/.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits.

2.01	Agreement and Plan of Merger dated as of July 18, 2017

99.1	Press Release dated July 24, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Environmental Petroleum Producers Inc.

Dated: July 24, 2017	By:	/s/ Michael T. Redman
Michael T. Redman
Chief Executive Officer

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